NETSOL Technologies Announces Postponement of its Fiscal Third Quarter Earnings Release and Conference Call

New Earnings Release and Conference Call Date is May 22, 2017

CALABASAS, Calif., May 14, 2017 – NetSol Technologies, Inc. (Nasdaq: NTWK) (“NETSOL” or the “Company”), a leading global provider of enterprise application solutions and business services to the finance and leasing industry, today announced that it has postponed its fiscal 2017 third quarter earnings announcement and conference call originally scheduled for Monday, May 15, 2017. The Company now plans to report its fiscal 2017 third quarter results on Monday, May 22, 2017. NETSOL’s delay in announcing its results is due to the additional time the Company’s new Independent Auditor needs to finalize its review of the Company’s fiscal third quarter and nine months ended March 31, 2017 financial results. The Company does not anticipate this delay will lead to any adverse change in its financial results. NETSOL will issue a press release with the full details of the new earnings call date as soon as possible.

NETSOL’s quarterly report on Form 10-Q for its fiscal third quarter ended March 31, 2017 will also not be timely filed, and the Company plans to file with the Securities and Exchange Commission (the “SEC”) a notification of late filing on Form 10b-25.

About NETSOL Technologies

NetSol Technologies, Inc. (Nasdaq:NTWK) is a worldwide provider of IT and enterprise software solutions primarily serving the global leasing and financing industry. The Company’s suite of applications are backed by 40 years of domain expertise and supported by a committed team of more than 1,500 professionals placed in eight strategically located support and delivery centers throughout the world. NFSTM, LeasePakTM, LeaseSoft or NFS AscentTM – help companies transform their finance and leasing operations, providing a fully automated asset-based finance solution covering the complete leasing and finance lifecycle.

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Forward-Looking Statements

This press release may contain forward-looking statements relating to the development of the Company’s products and services and future operation results, including statements regarding the Company that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words “expects,” “anticipates,” variations of such words, and similar expressions, identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Factors that could affect the Company’s actual results include the progress and costs of the development of products and services and the timing of the market acceptance. The subject Companies expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based.

Contact:

William Maina

ICR

investors@netsoltech.com

(646) 277-1236